UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2008

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On December 30, 2008, TeleCommunication Systems, Inc. (the "Company") entered into new employment agreements with the following senior executives:

Richard A. Young, Executive Vice President & Chief Operating Officer
Thomas M. Brandt, Jr., Senior Vice President & Chief Financial Officer
Drew A. Morin, Senior Vice President & Chief Technology Officer
Timothy J. Lorello, Senior Vice President, Commercial Sales & Chief Marketing Officer

The primary purpose of the new agreements is to update and replace the existing employment agreements to comply with requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury Regulations thereunder having an effective date of January 1, 2009.

The new employment agreements provide for an initial term commencing on December 1, 2008 and expiring on January 31, 2009, and automatically renew for successive one-year periods beginning on February 1, 2009 and on each February 1 thereafter, unless otherwise terminated as provided in the agreements.

Under the employment agreements, the executives will continue to be paid the 2008 base salaries as follows:
Mr. Young, $345,099
Mr. Brandt, $300,021
Mr. Morin, $295,001
Mr. Lorello, $265,075

The base salaries will be reviewed and are subject to adjustment by the Board of Directors or a committee thereof at least annually. The executives are eligible for annual incentive bonus payments in accordance with the terms and conditions that the Compensation Committee of the Board of Directors may determine. The executives also participate in equity-based employee benefit plans maintained by the Company, under which benefits are typically subject to vesting over three to five years, including but not limited to the Fifth Amended and Restated 1997 Incentive Stock Plan. The executives also will receive certain other benefits, including participation in all employee benefit plans maintained by the Company, and vacation and sick leave, and perquisites, if any, as from time to time may be provided by the Company to executives of their level. Currently there are no other such perquisites provided by the Company.

The Company may terminate an employment agreement for Good Cause (as defined in the agreement), including upon (i) willful gross misconduct, neglect, malfeasance, negligence or breach of the agreement (other than an inadvertent and nonrecurring breach cured and corrected within 30 days of notice thereof by the Company), (ii) any act or conduct of dishonesty involving fraud and/or embezzlement, or (iii) conviction of a felony involving theft or moral turpitude (other than a felony predicated on the executive’s vicarious liability), as it relates to a specific executive. The Company may also terminate an agreement upon an executive’s death or disability, or by the mutual consent of the executive and the Company.

An executive may terminate his employment agreement for Good Reason (as defined in the agreement) including upon (i) a change in the executive’s title or position that constitutes a material diminution in authority, provided that no diminution of authority shall be deemed to occur solely because the Company becomes a subsidiary of another company or because there has been a change in the reporting hierarchy incident thereto, (ii) any requirement that the executive involuntarily physically relocate from his current work location to another work location more than 75 miles away, or (iii) any material breach by the Company of its obligations under the agreement. Any Good Reason cause for termination shall not exist unless (A) the executive has notified the company within 90 days after the existence of such condition and the Company fails to cure and correct such condition within 30 days of receipt of such notice, and (B) termination of employment occurs no later than two years following the initial existence of any condition constituting Good Reason. An executive may also voluntarily terminate his agreement by providing 30-days prior written notice to the Company.

The employment agreements may terminate upon a Change of Control of the Company (as defined in the agreement) if the executive’s employment under the agreement is terminated by the Company without Good Cause or by the executive for Good Reason within 12 months after a Change in Control (as defined in the agreement).

Upon termination by the Company for Good Cause, death or disability, or upon voluntary termination by the executive for other than Good Reason, the executive or his estate is entitled to the increment of base salary earned but unpaid in the payroll period immediately preceding the date of termination.

Upon (i) termination of the executive for Good Reason, or (ii) termination by the Company without Good Cause, the executive is entitled to receive as severance pay his base salary, at the rate in effect immediately before the date of the termination, for the greater of (A) the period from the day after his last day of employment through the last day of the term of the agreement, or (B) six months, and the amount earned by the executive under any existing bonus plan if at the time of termination the Company has allocated payment to be made to the executive under the terms of the plan for any performance period. Any amount payable other than the base salary shall be conditioned upon the effectiveness of a general release in form and substance acceptable to the Company by which the executive releases the Company from any and all claims arising from the executive’s employment by the Company or termination of employment therefrom.

Upon termination of the executive by the Company without Good Cause or by the executive for Good Reason within 12-months after a Change in Control, in addition to the severance pay described above, the executives other than Mr. Young will be entitled to a cash payment equal to one times the annual base salary at the greater of (A) the rate in effect immediately before the date of termination, or (B) the rate in effect immediately before the Change in Control. Mr. Young will be entitled to a cash payment equal to two times his annual base salary, calculated in the same manner, in addition to his severance pay. Any amounts payable upon a Change in Control shall be conditioned upon the effectiveness of a general release in form and substance acceptable to the Company by which the executive releases the Company from any and all claims arising from the executive’s employment by the Company or termination of employment therefrom.

The agreements also provide that the executives will not during the term of the agreement and for a period extending for the longer of one year after termination of the agreement or six months after the final payment of any compensation from the Company, (i) own, manage, operate or participate therein, (ii) become a director, officer, executive, consultant or lender of, or (iii) solicit any client of the Company on behalf of, any Competitor (as defined in the agreement). Further, the executives agree for the same restrictive period not to solicit for employment or employ any employee of the Company, whether directly or indirectly.

The agreements require that each executive protect the Company’s confidential information both during and after the term of his employment with the Company, and that the Company shall own all Work Product (as defined in the agreement) to the maximum extent provided by law.

An executive shall have no obligation to seek other employment or to take any other action by way of mitigation of amounts payable to the executive under any provision of the agreement and such amounts shall not be reduced whether or not the executive obtains other employment.

The foregoing description is only a summary of certain provisions of the employment agreements, and is qualified in its entirety by reference to the employment agreements themeselves, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

January 5, 2009	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.11	Executive Employment Agreement between TeleCommunication Systems, Inc. and Richard A. Young, effective as of December 1, 2008
10.12	Executive Employment Agreement between TeleCommunication Systems, Inc. and Thomas M. Brandt, Jr., effective as of December 1, 2008
10.13	Executive Employment Agreement between TeleCommunication Systems, Inc. and Drew A. Morin, effective as of December 1, 2008
10.14	Executive Employment Agreement between TeleCommunication Systems, Inc. and Timothy J. Lorello, effective as of December 1, 2008